EXHIBIT 32 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

June 27, 2008

In connection with the filing of the annual report on Form 10K of Church Loans & Investments Trust, a Texas real estate investment trust, (“the Trust”), for the annual period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), each of the undersigned officers of the Trust certifies that, to the best of the officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of the dates and for the periods expressed in the Report.

/s/ M. Kelly Archer M. Kelly Archer President and CEO (Principal Executive Officer) /s/ Robert E. Fowler Robert E. Fowler Senior Vice-President and CFO (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Church Loans & Investments Trust and will be retained by Church Loans & Investments Trust and furnished to the Securities and Exchange Commission, or its staff, upon request.